UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2021

MID PENN BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-13677	25-1666413
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

349 Union Street Millersburg, Pennsylvania	1.866.642.7736	17061
(Address of Principal Executive Offices)	( Registrant’s telephone number, including area code)	(Zip Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	MPB	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b) )

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4( c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01	Other Events.

Commencement of Underwritten Public Offering

On April 29, 2021, Mid Penn Bancorp, Inc. (the “Company”), issued a press release announcing the commencement of an underwritten public offering of $65 million of the Company’s common stock (the “Offering”) through Piper Sandler & Co., as representative of the underwriters (the “Underwriters”). The Company intends to grant the Underwriters a 30-day option to purchase from the Company up to an additional 15 percent of the offered amount of common stock.

A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference. A copy of the investor presentation for the Offering is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Key Addition to Senior Management Team

On April 29, 2021, the Company announced the hiring of Michael Salerno as a Senior Advisor to the Company and Managing Partner of MPB Financial Services, LLC (“MPBF”), a non-bank subsidiary of the Company. Mr. Salerno, who has over twenty years of experience as a family wealth and investment professional, will oversee the development and growth of the wealth management and risk services businesses of MPB Risk Services, LLC and MPB Wealth Management, LLC, wholly-owned subsidiaries of MPBF.

Pursuant to his offer of employment, Mr. Salerno’s compensation package will include: (i) an annual base salary of $100,000.00; (ii) 2,000 shares of restricted common stock of the Company, subject to a two-year vesting period; (iii) a $100,000 signing bonus, subject to a five-year vesting period; (iv) an option to purchase 5% of the equity of MPBF; (v) a grant of a 20% profits interest in MPBF, one-half of which will be immediately vested with the remaining one-half vesting ratably over five years; and (vi) a two-year change in control agreement. Additionally, upon completion of his first year of employment, Mr. Salerno will be offered a supplemental executive retirement plan agreement, substantially in the form currently in place with the Company’s named executive officers.

Extension of Treasury Stock Repurchase Program

On April 28, 2021, the Board of Directors of the Company approved the renewal of its treasury stock repurchase program, which was announced on March 19, 2020. The repurchase plan, which authorized the repurchase of up to $15 million, of which $13 million remains available, of Company common stock in the open market or privately negotiated transactions, has been extended through March 19, 2022.

The repurchase plan may be modified, suspended or terminated at any time, in the Company’s discretion, based upon a number of factors, including liquidity, market conditions, the availability of alternative investment opportunities and other factors the Company deems appropriate. The repurchase program does not obligate the Company to repurchase any shares.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release issued April 29, 2021

99.2	Investor Presentation dated April 2021

104	Cover Page Interactive Date File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID PENN BANCORP, INC.

Date: April 29, 2021	/s/ Rory G. Ritrievi
Rory G. Ritrievi
President and Chief Executive Officer